UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2011

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Company’s Board of Directors elected Timothy Triche, as a director of WaferGen Bio-systems, Inc (the "Company").  At this time Mr. Triche is eligible to receive an annual cash retainer and equity awards, each in connection with the Company’s director compensation policies as described further in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2010. The vesting and other terms of the option grants are in accordance with the policies set forth in the Company’s proxy statement.

Item 7.01	Regulation FD Disclosure.

On February 28, 2010, the Company issued a press release announcing the appointment of Mr. Russell to the Company’s board of directors. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

 (d)      Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: February 28, 2011	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer